                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

/X/      Filed by the Registrant
/ /      Filed by a Party other than the Registrant

Check the Appropriate Box:

/X/      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Under Rule 14a-12


                          THE SWISS HELVETIA FUND, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
                                 NOT APPLICABLE

Payment of Filing Fee (Check the Appropriate Box):

/X/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1. Title of each class of securities to which transaction applies:
                                 Not Applicable
         2. Aggregate number of securities to which transaction applies:
                                 Not Applicable
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                 Not Applicable
         4. Proposed maximum aggregate value of transaction:
                                 Not Applicable
         5. Total fee paid:
                                 Not Applicable
/ /      Fee paid previously with preliminary materials:
                                 Not Applicable
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
                  1. Amount previously paid:
                  2. Form, Schedule or Registration Statement No.:
                  3. Filing Party:
                  4. Date Filed:

                          THE SWISS HELVETIA FUND, INC.
                           1270 Avenue of the Americas
                                    Suite 400
                            New York, New York 10020
                            Telephone: (212) 332-2760
                            Facsimile: (212) 332-7931

April 5, 2001

Dear Stockholder:

         This is a very important Meeting for your Fund. Please read the enclosed material and VOTE the enclosed proxy. Enclosed is the Notice and the Proxy Statement for the Annual Meeting of Stockholders of the Swiss Helvetia Fund, Inc. to be held on Tuesday, May 15, 2001. This year you are asked to vote on two proposals: Proposal 1: the reelection of Alexandre de Takascy, Claude W. Frey and Eric R. Gabus as Directors; and Proposal 2: the confirmation of the Board's decision to continue the Investment Advisory Agreement with Hottinger Capital Corp.
YOUR BOARD OF DIRECTORS UNANIMOUSLY AND STRONGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NUMBER 1 AND 2.

         YOUR VOTE HAS ALWAYS BEEN VERY IMPORTANT TO US. THIS YEAR, HOWEVER, YOUR VOTE HAS ADDED IMPORTANCE. We expect that an institutional stockholder, Bankgesellschaft Berlin AG ("Bank Berlin"), will solicit proxies for the election of three of its own employees as directors of your Fund and for the termination of Hottinger Capital Corp. ("HCC") as the FUND'S Investment Advisor. Your Board believes that Bank Berlin's proposals are in its self-interest, not the interests of all stockholders, and that the approval of the proposals could ultimately result in a forced liquidation of your Fund. For the reasons stated in the accompanying Proxy Statement, your Board believes that:

o The Fund's Nominees are far better qualified and will better serve the interests of all stockholders.

o HCC is a proven investment advisor with a unique experience in the Swiss equity market. It has achieved consistently strong results as set forth on page 14 of the Proxy Statement. Most recently, your Fund was named the "Number One" fund in the Lipper Closed-End Fund Performance Analysis for Western European Funds for the ten year period and the one year period ended December 31, 2000.

         WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

         DO NOT RETURN ANY PROXY SOLICITED BY OR ON BEHALF OF BANK BERLIN. IT COULD NULLIFY YOUR VOTE FOR PROPOSAL NUMBER 1 AND 2.

         Thank you very much for your assistance.

Sincerely yours,


/s/ Paul Hottinguer                             /s/ Rodolphe E. Hottinger
------------------------------------            --------------------------------
Paul Hottinguer                                 Rodolphe E. Hottinger
Chairman and Chief Executive Officer            President and
                                                Chief Operating Officer

                          THE SWISS HELVETIA FUND, INC.
                           1270 Avenue of the Americas
                                    Suite 400
                            New York, New York 10020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001

                    ----------------------------------------

To our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Swiss Helvetia Fund, Inc. (the "Fund") will be held at 11:30 a.m. on May 15, 2001 at The Drake Swissotel, 440 Park Avenue, Manhattan East and West Suites, New York, New York 10022, for the following purposes:

         1. To elect three Class I Directors to serve for a three-year term.

         2. To confirm the Board of Directors' decision to continue the Investment Advisory Agreement with Hottinger Capital Corp.

         3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

         You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose or, if no envelope is provided, please send to PFPC, P.O. Box 8950, Wilmington, Delaware 19899, Attention: The Swiss Helvetia Fund, Inc. The enclosed Proxy is being solicited by the Board of Directors of the Fund.

         By order of the Board of Directors.


                                                                 Paul R. Brenner
Dated: April 5, 2001                                                   Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                          THE SWISS HELVETIA FUND, INC.
                           1270 Avenue of the Americas
                                    Suite 400
                            New York, New York 10020

                         Annual Meeting of Stockholders
                                  May 15, 2001


                                 PROXY STATEMENT
                              Dated: April 5, 2001

                                  INTRODUCTION

         This Proxy Statement is furnished by the Board of Directors of The Swiss Helvetia Fund, Inc. (the "Fund") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 11:30 a.m. on May 15, 2001 at The Drake Swissotel, 440 Park Avenue, Manhattan East and West Suites, New York, New York 10022. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

         THIS IS A VERY IMPORTANT ANNUAL MEETING OF STOCKHOLDERS OF THE FUND. Notwithstanding the continued strong performance of your Fund, we have received two proposals for stockholder consideration at the Meeting from Bankgesellschaft Berlin, A.G. ("Bank Berlin"), one to replace three long-standing and experienced Directors of the Fund and the second to terminate the Investment Advisory Agreement between the Fund and Hottinger Capital Corp., the Fund's Investment Advisor. Your Board strongly believes neither proposal is in the interests of stockholders. We believe that our nominees for continuance as Directors are far better qualified and will better serve the interests of all stockholders. In addition, in the case of the Investment Advisory Agreement, we are proposing that the stockholders confirm the Board of Director's decision made on March 15 and _________, 2001 to continue the Investment Advisory Agreement with Hottinger Capital Corp. Please read carefully the discussion of our proposals before completing and returning your proxy. Failure to return your proxy to the Fund or to give instructions to your broker to return your proxy could facilitate the approval of Bank Berlin's proposals.

         If your shares are held by a broker, in order for your vote to be counted, you MUST SIGN AND RETURN THE WHITE PROXY CARD in the enclosed envelope.

         If your shares are held in your name and the accompanying form of Proxy is executed properly and returned, the shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, the shares will be voted FOR the Election of Directors and FOR the confirmation of the Board of Director's decision to continue the Investment Advisory Agreement. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund revoking it, by submitting a properly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attending the Meeting will not automatically revoke a previously executed proxy. Shares represented by a Proxy marked to withhold authority to vote, and shares represented by a Proxy that indicates that the broker or nominee stockholder thereof does not have discretionary authority to vote them will be counted to determine the existence of a quorum at the Meeting and will not affect the plurality vote required for the election of directors. To the extent any stockholder owns shares of the Fund in violation of applicable law, including the Investment Company Act of 1940, the Fund may determine that the vote attributable to such shares shall not be counted, or that such shares will not be counted for quorum purposes, or both.

         The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had 24,047,809 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting of Stockholders, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 5, 2001.

         Except for Bank Berlin's proposals discussed under Proposal Number 1 and 2, Management of the Fund knows of no business other than that mentioned in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

         The Fund will furnish, without charge, a copy of its Annual Report for its year ended December 31, 2000 and its most recent Quarterly Report succeeding the Annual Report, if any, to any stockholder on request. Requests for the Annual Report should be made in writing to The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020, Attention: Rudolf Millisits, or by telephoning the Fund's toll free telephone number:
1-888-794-7700.

         The Fund's investment advisor is Hottinger Capital Corp., which is owned by the Hottinger Group ("Hottinger"). Both the Hottinger and the Fund's executive offices are located at 1270 Avenue of the Americas, Suite 400, New York, New York 10020. The Fund's administrator is Investment Company Capital Corp., and its executive offices are located at One South Street, Baltimore, Maryland 21202.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

         The Fund's Certificate of Incorporation provides for three classes of Directors with overlapping three-year terms. The number of Directors is currently nine and is divided into three classes of three Directors each. Alexandre de Takacsy, Claude W. Frey and Eric R. Gabus were elected as Class I Directors in 1998 to serve until this Annual Meeting of Stockholders. The Class I nominees, Alexandre de Takacsy, Claude W. Frey and Eric R. Gabus, are the only persons nominated by your Board of Directors for election at the Meeting and, if elected, each will serve a three-year term of office until the Annual Meeting of Stockholders in 2004, or until his respective successor shall be elected and shall qualify. The By-Laws of the Fund provide that the interests of the Fund are best served when its Directors have experience in matters relevant to the Fund's investment business. Accordingly, the By-Laws provide that a nominee must have relevant experience and country-specific knowledge. In addition, a nominee must have no conflict with the interests of the Fund or its operations. An overview of the experience and current duties of each of the three nominees of the Fund is therefore appropriate.

         Alexandre de Takacsy has served as Senior Executive Vice President of the Royal Bank of Canada for 38 years. During this time he was in charge of the Bank's international activities and head of European operations. More specifically, he was Chairman and Chief Executive Officer of the Royal Bank of Canada's operations in Switzerland, France, Germany and Belgium. During his active professional career, Mr. de Takacsy was a Member of the Board of Directors of the Canadian National Railways, Aluminum Co. of Canada and Alcan (Europe). He was also President of the Franco Canadian Chamber of Commerce and the Foreign Bankers Association in France. Mr. de Takacsy, now a Senior Advisor to the Hottinger Group, is President of Hottinger U.S., Inc., and Vice Chairman, President and Secretary of Hottinger Capital Corp. He is also a Member of the Board of Management of the Hungarian State Petroleum Company, and a Member of the Board of Directors of the Hungarian State Holding Company.

         Claude W. Frey has been a Member of the Swiss Parliament since 1979 and recently President of the Swiss Parliament. He has represented Switzerland at the Council of Europe and holds various other positions in public service. Mr. Frey has had a long career in the Swiss food industry having served in various capacities for the Federation of Swiss Food Industries, Association of Swiss Chocolate Manufacturers and the Swiss Association of Biscuits and Sugar Confectioners Industries. He is Vice Chairman of the Federation of the Swiss Employers Association.

         Eric R. Gabus was Chief Financial Officer and General Manager of Nestle, S.A. for approximately twelve years, Deputy Chairman of Credit Suisse First Boston for four years and, since his retirement, has served on various public and private boards in the Vevey-Neuchatel-Geneva areas. He has acted as Vice Chairman of the Fund since 1994.

YOUR BOARD STRONGLY BELIEVES THAT ITS NOMINEES ARE BETTER QUALIFIED AND WILL BETTER SERVE THE INTERESTS OF ALL STOCKHOLDERS. ACCORDINGLY, WE UNANIMOUSLY RECOMMEND A VOTE "FOR" EACH OF MESSRS. DE TACASKY, FREY AND GABUS.

         As we indicated earlier, we were recently notified that an institutional stockholder, Bank Berlin, intends to send you a proxy statement and solicit your vote with regard to its proposal to elect three of its own employees as Directors. Although we are awaiting additional information regarding the qualifications of the Bank Berlin's nominees to serve as directors of the Fund, based on information we have been provided thus far, your Board believes that through their qualifications and experience, Alexandre de Takacsy, Claude W. Frey and Eric R. Gabus will serve the interests of all stockholders better than the nominees of Bank Berlin. The contribution of the three Bank Berlin nominees for Directors will not, in the opinion of the Board, in anyway compare with the value the three Board nominees have contributed and will continue to contribute to the Fund as a result of their extensive background in Swiss business and political affairs:

         o The nominees of the Fund provide distinct and ongoing resources for your Board of Directors. Alexander de Takacsy is a professional banker. He has been Chairman of the Royal Bank of Canada's operation in Switzerland, France, Germany and Belgium and head of its European International Department. Claude W. Frey was President of the Swiss Parliament and is and has been a member of the Swiss Parliament since 1979. Eric R. Gabus has been active as a banker and industrialist in Switzerland and his professional career includes Deputy Chairman of Credit Suisse First Boston and Chief Financial Officer and General Manager of Nestle S.A. To say the least, the loss of the experience of these three individuals (and the loss of the only two Swiss nationals and residents who are disinterested members of the Board), would not be in the best interests of stockholders.

         o On the other hand, the business experience of Bank Berlin's nominees appears to be limited to trading futures and options, index arbitrage and equity trading. The Fund cannot trade futures and options or engage in index arbitrage activity. We invite you to make your own comparison of the biographies of Bank Berlin's nominees to our nominees when you receive its proxy statement.

         If your shares are held by a broker, you must return a signed WHITE proxy card in the enclosed envelope for your vote to be counted in favor of the Fund's nominees. Unless authority is withheld, it is the intention of the persons named in the accompanying form of Proxy to vote each Proxy FOR the election of the three Class I nominees of the Fund listed above. Each Class I nominee has indicated he will serve, if elected, but if any such nominee should be unable to serve, proxies will be voted for an alternate nominee, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a Director. Each of our Class I nominees is currently a member of the Board of Directors.

Required Vote

         In accordance with Delaware law and the Fund's Certificate of Incorporation and By-Laws, Directors are elected by a plurality of the votes cast at the Meeting by the stockholders entitled to vote.


         Abstentions and broker non-votes will not be included in determining the number of votes cast in a Director's favor. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Therefore, it is essential to return your signed WHITE proxy card in the enclosed envelope in order to vote in favor of the Fund's nominees. Do not return the [insert color] proxy solicited by or on behalf of Berlin Bank.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 TO ELECT THE THREE NOMINEES AS CLASS I DIRECTORS.

Certain Information Concerning Directors and Executive Officers

         The following table sets forth certain information about each person nominated by the Board for election, each person currently serving or continuing as a Director and each person who currently serves as an Executive Officer of the Fund, including his beneficial ownership of Common Stock of the Fund. All of the information is as of December 31, 2000. Set forth as Appendix "A" to this Proxy Statement is a listing of all purchases and sales of common stock of the Fund by all Directors and Executive Officers of the Fund during 1999 and 2000.

-----------------------------------------------------------------------------------------------------------------------
                                                 Class I Directors
                                        (Nominees for Terms Expiring in 2004)
-----------------------------------------------------------------------------------------------------------------------
                                                                       Principal                         Shares of
                                          Position                Business Experience                  Common Stock
                                            with                   and Directorships                Beneficially Owned
           Name                Age          Fund                During Past Five Years              at Dec. 31, 2000(1)

-----------------------------------------------------------------------------------------------------------------------
Alexandre de Takacsy(2)        71     Director from    Senior Advisor to the Hottinger Group and            200
Financiere Hottinguer                 1987 to          President of Hottinger U.S., Inc. since
43, rue Taitbout                      February 8,      April, 1986; Vice Chairman, President and
75009 Paris                           1994 and since   Secretary, Hottinger Capital Corp.; Retired
France                                September 17,    Senior Executive; Royal Bank of Canada.
                                      1998.

-----------------------------------------------------------------------------------------------------------------------
Mr. Claude W. Frey             57     Director since   President of the Swiss Parliament (1994-1995);      1,608
Clos 108                              1995.            Swiss Police Academy (Neuchatel) since 1996;
2012 Auvernier                                         and Steering Committee of InterNutrition
Switzerland                                            (Zurich) since 2000; Member of the Swiss
                                                       Parliament since 1979; Parliamentary Assembly
                                                       of the Council of Europe (Strasbourg) since
                                                       1996 and Executive Board of the "North-South
                                                       Centre" (Lisbon) since 1999; Vice President of
                                                       the National Committee for Foreign Affairs
                                                       since 1999; Chairman of the Board: Federation
                                                       of Swiss Food Industries (Berne) since 1991;
                                                       Association of Swiss Chocolate Manufacturers
                                                       (Berne) (1991-2000); Swiss Association of
                                                       Biscuits and Sugar Confectioners Industries
                                                       (Berne) (1991-2000); Director: Federation of
                                                       Swiss Employers' Association (Zurich) (1995-
                                                       1996); Vice Chairman: Federation of Swiss
                                                       Employers' Association (Zurich) since 1997;
                                                       Member of the Board: Infra 2000 (Marin) since
                                                       1996.

-----------------------------------------------------------------------------------------------------------------------
Mr. Eric R. Gabus              73     Director since   Chairman: Societe Neuchateloise de Presse since     1,000
St. Dominique                         1987; Vice       1999, L'Express Communication (Neuchatel)
1815 Clarens                          Chairman         since 1983, Art Law Centre, Geneva since 1998;
Switzerland                           (Non-Officer)    Vice Chairman: Fondation Denis de Rougemont
                                      since 1994.      pour l'Europe, Geneva since 1980; Board
                                                       Member: Pro C.I.C.R (International Red Cross)
                                                       Neuchatel since 1986; Deputy Chairman: Credit
                                                       Suisse First Boston from 1982 to 1986; General
                                                       Manager: Nestle S.A., Vevey from 1969 to 1982;
                                                       Manager: Banque Paribas from 1955 to 1969.
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                     Class II Directors
                                                (Terms Will Expire in 2002)
-----------------------------------------------------------------------------------------------------------------------
                                                                      Principal                          Shares of
                                        Position                 Business Experience                   Common Stock
                                          with                    and Directorships                 Beneficially Owned
           Name               Age         Fund                 During Past Five Years               at Dec. 31, 2000(1)
-----------------------------------------------------------------------------------------------------------------------
The Baron Hottinger(2)        66    Director since   General Partner: Hottinger & Cie (Zurich);          202,831(3)
Hottinger & Cie                     1987,            President: Conseil de Surveillance Credit
Dreikonigstrasse 55                 Chairman of the  Suisse/Hottinguer (Paris), Sofibus (Paris) (real
8027 Zurich                         Board of         estate); Vice President and Director: Financiere
Switzerland                         Directors and    Hottinguer (holding company); Member: Conseil de
                                    Chief Executive  Surveillance AXA; Administrator: Investissement
                                    Officer from     Provence S.A. (holding company), AXA, AXA
                                    1987 to 1989.    Assurances IARD, AXA Courtage IARD, AXA
                                                     Courtage VIE, AXA Assurances Vie, AXA France
                                                     Assurances, Alpha Assurances Vie, Finaxa,
                                                     Hottinger International Fund - "U.S. Growth
                                                     Fund" (publicly-held Luxembourg mutual fund),
                                                     ECU Invest (publicly-held Luxembourg mutual
                                                     fund), Hottinguer International Asset Management
                                                     (Luxembourg), Hottinger US (USA), Hottinguer
                                                     Gestion (Luxembourg) (investment advisor) until
                                                     December 1998; Director: Donaldson, Lufkin &
                                                     Jenrette, Inc. (NY) until 2000; Auditor: Didot
                                                     Bottin, Financiere Provence de Participations
                                                     (FPP) (venture capital); Managing Director:
                                                     Intercom (holding company), Sofides (real
                                                     estate); Permanent Representative: AXA to AXA
                                                     Millesime; Vice President: Gaspee (real estate);
                                                     Member of the Board: Conseil de Surveillance of
                                                     EMBA N.V. (holding company); Chairman of the
                                                     Board and Director: Hottinger Capital Corp.

-----------------------------------------------------------------------------------------------------------------------
Didier Pineau-Valencienne     70    Director since   Chairman and CEO: Schneider SA (industrial            2,000
c/o Schneider Electric,             1999.            conglomerate) from 1981 until February 1999; Vice
S.A.                                                 Chairman, Credit Suisse First Boston (Swiss Bank)
64 Rue de Miromesnil                                 since February 1, 1999; Chairman and CEO: Ceca
75008 Paris                                          SA (specialty chemicals) (1968 to 1974); Managing
France                                               Director, Petrochemicals Division: Rhone-Poulenc
                                                     SA (chemicals) (1974 to 1980); General Manager:
                                                     Banque Parisienne pour L'Industry (French Bank)
                                                     (1958 to 1968); Director: Equitable Life
                                                     Assurance Society (insurance) since February
                                                     1992, Equitable Companies Inc. (insurance) since
                                                     February 1992, Bankers Trust New York Corp. 1992
                                                     to March 1995, Aventis, SA (Formerly
                                                     Rhone-Poulenc SA) (chemicals) since January
                                                     1997, Sema Group PLC (Great Britain) (computers)
                                                     since March 1990, Compagnie Generale d'Industrie
                                                     et de Participations (CGIP) since 1997,
                                                     Foundation de France since 1998, Banque Paribas
                                                     from May 1990 to 1998, AXA-SA (insurance) from
                                                     April 1990 to January 1997; Member: Supervisory
                                                     Board of AXA-UAP (France) (insurance) since
                                                     1998, LaGardere (France) (holding company) since
                                                     1998; Member: Advisory Board, Banque Paribas
                                                     from 1993 to May 1998, Whirlpool Corp. from 1992
                                                     to 1996.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                     Class II Directors
                                                (Terms Will Expire in 2002)
-----------------------------------------------------------------------------------------------------------------------
                                                                      Principal                          Shares of
                                        Position                 Business Experience                   Common Stock
                                          with                    and Directorships                 Beneficially Owned
           Name               Age         Fund                 During Past Five Years               at Dec. 31, 2000(1)
-----------------------------------------------------------------------------------------------------------------------
Samuel B. Witt, III, Esq.     65    Director since   Senior Vice President and General Counsel:            2,806
Stateside Associates, Inc.          1987.            Stateside Associates, Inc. since August 1993;
2300 Clarendon Blvd.                                 Samuel B. Witt, III, Attorney-at-Law,  since
Suite 407                                            August 1993; Partner: Womble Carlyle
Arlington, Virginia                                  Sandridge & Rice from June 1989 to August
22201-3367                                           1993; Assistant Secretary: Fortune Technologies,
                                                     Inc. from 1990 to December 1993; Trustee: The
                                                     Williamsburg Investment Trust since 1989;
                                                     Member and Vice President, Board of Visitors:
                                                     Virginia Military Institute since July 1994;
                                                     Director and Secretary: Stateside Associates, Inc.
                                                     since 1989 and Global Energy Management
                                                     Company, Inc. since 1991; Director: Decision
                                                     Point Marketing, Inc. from 1990 to 1996, U.S.
                                                     Games from October 1994 to September 1996
                                                     and Grossman's Inc. from December 1996 to
                                                     April 1997; Vice President and Special Counsel:
                                                     R.J.R. Nabisco, Inc. from June 1988 to June
                                                     1989; Vice President and Associate General
                                                     Counsel: R.J.R. Nabisco, Inc. from February
                                                     1988 to June 1988;  Associate General Counsel:
                                                     R.J.R. Nabisco, Inc. from November 1986 to
                                                     June 1988; Vice-President, General Counsel and
                                                     Secretary: R.J. Reynolds Tobacco Company
                                                     from August 1981 to November 1986.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                  Class III Directors
                                              (Terms will Expire in 2003)
-----------------------------------------------------------------------------------------------------------------------
                                                                      Principal                          Shares of
                                        Position                 Business Experience                   Common Stock
                                          with                    and Directorships                 Beneficially Owned
          Name               Age          Fund                 During Past Five Years               at Dec. 31, 2000(1)

-----------------------------------------------------------------------------------------------------------------------
Mr. Paul Hottinguer(2)       58     Chairman of the  General Partner: Hottinger & Cie (Zurich);          202,831(3)
Hottinger & Cie                     Board of         President: Gaspee (real estate) since 1992,
Dreikonigstrasse 55                 Directors and    Financiere Hottinguer (holding company) since
8027 Zurich                         Chief Executive  1990, Financiere Provence Participations (venture
Switzerland                         Officer since    capital firm) since 1990, Drouot Securite since
                                    1989; Director   1986, Hottinguer Gestion (Luxembourg)
                                    since 1987.      (investment advisor) from 1991 to 1998, Hottinger
                                                     International Fund - "U.S. Growth Fund"
                                                     (publicly held Luxembourg mutual fund) until
                                                     1997; Member: Conseil de Surveillance Credit
                                                     Suisse Hottinguer since 1997; Societe pour le
                                                     Financement de Bureaux et d'Usines Sofibus (real
                                                     estate) since 1982; Managing Director: Intercom
                                                     (holding company) since 1984; Administrator:
                                                     Investissement Hottinguer S.A. since 1989,
                                                     Finaxa (Compagnie Financiere Drouot) since 1982,
                                                     Alpha Assurances- Vie (insurance) from 1992 to
                                                     1998; Permanent Representative: Credit Suisse
                                                     Hottinguer to Provence International (publicly
                                                     held French mutual fund), Credit Suisse
                                                     Hottinguer to PPC, Credit Suisse Hottinguer to
                                                     Croissance Britannia (investment fund), Credit
                                                     Suisse Hottinguer to Harwanne Allemagne; Member
                                                     of the Board of Directors: Norwich Union
                                                     (insurance), Conseil de Surveillance of Emba NV
                                                     (investment company); Vice Chairman of the
                                                     Board, Director and Member of Investment
                                                     Committee: Hottinger Capital Corp.

-----------------------------------------------------------------------------------------------------------------------
Mr. Claude Mosseri-          70     Director since   E.B.R.D. - European Bank for Reconstruction and       6,197
  Marlio                            1993.            Development; Senior Advisor: TAM Program (Turn
6 bis rue du Cloitre                                 Around Management) since 1999; Director:
  Notre-Dame                                         Generali Investments (France) since 1999; Guest
75004 Paris                                          Lecturer: Harvard Business School since 1995;
France                                               Guest Professor: Yanok MBA Summer Program,
                                                     Lampang, Thailand since 2000; Financial
                                                     Consultant, portfolio management since 1982;
                                                     Managing Director: Winthrop Laboratories from
                                                     1979 to 1982; Managing Director - Europe, Middle
                                                     East, Africa - Mallinckrodt, Inc. from 1975 to
                                                     1978.

-----------------------------------------------------------------------------------------------------------------------
Stephen K. West, Esq.        72     Director since   Partner: Sullivan & Cromwell from 1964 through        7,124
Sullivan & Cromwell                 1995 and         1996; Of Counsel: Sullivan & Cromwell since
125 Broad Street                    Counsel to       1997; Director: Pioneer Funds; AMVESCAP
New York, New York                  Non-Interested   PLC; Dresdner RCM Global Strategic Income
10004                               Directors since  Fund, Inc.; First ING Insurance Company of
                                    1987.            New York.

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                 Executive Officers
-----------------------------------------------------------------------------------------------------------------------
                                                                       Principal                         Shares of
                                       Position                   Business Experience                  Common Stock
                                         with                      and Directorships                Beneficially Owned
          Name               Age         Fund                   During Past Five Years               at Dec. 31, 2000(1)
-----------------------------------------------------------------------------------------------------------------------
Mr. Rodolphe E. Hottinger(2) 44   President and      Director:  Sofibus SA (real estate investment       214,966(3)
Hottinger & Cie                   Chief Operating    company), AXA Switzerland (Insurance), AXA Re
3 Place des Bergues               Officer since      America Insurance Co. (USA); AXA Re P&C
C.P. 395                          1997; Acting       Insurance Co. (USA); AXA Corporate Solutions
CH-1201 Geneva                    President from     Reinsurance Company (USA); AXA Global Risks US
Switzerland                       1996 to 1997; and  Insurance Company (USA); and Rathbone SA
                                  Executive Vice     Geneva (UK bank); Director: Hottinger Bank &
                                  President and      Trust Ltd. (Bahamas); Managing Partner: Hottinger
                                  Chief Operating    & Cie (Zurich) since 1987 and Banque Hottinger &
                                  Officer from 1994  Cie (Paris) from 1987 to 1990; President: Hottinger
                                  to 1996.           Brothers & Cie, Inc. (broker/dealer) from 1982 to
                                                     1987; Hottinger Capital, S.A. (Geneva)
                                                     (investment company) since 2000; and Emba, NV
                                                     (investment company) since 1990; Vice Chairman
                                                     of the Board, Director, Chief Executive Officer
                                                     and Member of Investment Committee: Hottinger
                                                     Capital Corp.since 1994; Vice Chairman:
                                                     Hottinger Zueri Valore (equity fund) since 1996.

-----------------------------------------------------------------------------------------------------------------------
Mr. Rudolf  Millisits(2)    43    Vice President     Director: Hottinger Bank & Trust Ltd. (Bahamas)       3,328
Hottinger Capital Corp.           since 1995 and     since 1996; Director: Hottinger Capital Corp.
1270 Avenue of the                Senior Vice        ("HCC") since December 2000; Director Hottinger
Americas                          President since    International Fund Luxemborg since May 2000;
Suite 400                         2000.              Chief Operating Officer: HCC since December 1998;
New York, New York                                   Executive Vice President, Portfolio Manager,
10020                                                Member of Investment Committee and Chief
                                                     Compliance Officer: HCC since September 1994
                                                     (manages client account aggregating in excess of
                                                     $415 million); Assistant Secretary: HCC since
                                                     August 1995; Executive Vice President: Hottinger
                                                     U.S., Inc. since September 1994 and Assistant
                                                     Secretary since August 1995; Vice President and
                                                     Portfolio Manager: Hottinger & Cie (Zurich) since
                                                     1993; Assistant Vice President and Investment
                                                     Advisor: Credit Suisse Geneva.

-----------------------------------------------------------------------------------------------------------------------
Mr. Philippe R. Comby       34    Vice President     First Vice President: Hottinger Capital Corp. since    50
Hottinger Capital Corp.           since 2000.        1998; Vice President: Hottinger Capital Corp. from
1270 Avenue of the                                   1996 to 1998 and Hottinger U.S. Inc. since 1996;
Americas                                             Treasurer: Hottinger Capital Corp. since 1997;
Suite 400                                            Portfolio Manager and Member of Investment
New York, New York                                   Committee: Banque Hottinger & Cie (Geneva) from
10020                                                1994 to 1996; Portfolio Manager and Credit Analyst:
                                                     Swiss Bank Corp. from 1991 to 1994.

-----------------------------------------------------------------------------------------------------------------------
Mr. Edward J. Veilleux(2)   57    Vice President     Director: Deutsche Asset Management since 1999;         0
Investment Company                and                Principal: BT Alex. Brown Incorporated from
Capital Corp.                     Treasurer since    1989 to 1999; Executive Vice President,
One South  Street                 1987.              Investment Company Capital Corp. since 1987;
Baltimore, Maryland                                  Trustee; Devcap Fund since 2000.
21202


-----------------------------------------------------------------------------------------------------------------------
Sharon R. Kanovsky          36    Vice President     Vice President: Deutsche Asset Management since         0
Investment Company                since 2000         2000; Senior Manager: PricewaterhouseCoopers
Capital Corp.                                        LLP from 1986 to 2000.
One South  Street
Baltimore, Maryland
21202
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                 Executive Officers
-----------------------------------------------------------------------------------------------------------------------
                                                                       Principal                         Shares of
                                       Position                   Business Experience                  Common Stock
                                         with                      and Directorships                Beneficially Owned
          Name               Age         Fund                   During Past Five Years               at Dec. 31, 2000(1)
-----------------------------------------------------------------------------------------------------------------------
Paul R. Brenner, Esq.(2)    58    Secretary since    Of Counsel: Salans Hertzfeld Heilbronn Christy &      7,332
700 White Plains Road             1987.              Viener (General Counsel to the Fund) since July
Suite 223                                            1996; Paul R. Brenner, Attorney-at-Law since June
Scarsdale, New York                                  1993;  Counsel to the Fund since May 1994; Partner:
10583                                                Kelley Drye & Warren from 1977 to 1993.
-----------------------------------------------------------------------------------------------------------------------
Mr. James L. Knell(2)       47    Assistant          Director: Deutsche Asset Management since 1998;         0
Investment Company                Treasurer since    Chief Financial Officer and Chief Operating
Capital Corp.                     1999.              Officer: Care Resources from 1993 to 1998; Vice
One South Street                                     President and Director of Financial Planning:
Baltimore, Maryland                                  T.Rowe Price from 1979 to 1993; Auditor: Public
21202                                                Accounting from 1976 to 1979.
-----------------------------------------------------------------------------------------------------------------------
Mr. Charles A. Rizzo(2)     43    Assistant          Director: Deutsche Asset Management since 1998;         0
Investment Company                Treasurer since    Senior Manager: Coopers and Lybrand LLP from
Capital Corp.                     1999.              1995 to 1998.
One South Street
Baltimore, Maryland
21202
-----------------------------------------------------------------------------------------------------------------------

------------------------------------
(1) All Directors and Executive Officers as a group (15 persons) owned 243,626 shares which constitutes approximately 1% of the outstanding Common Stock of the Fund. Share numbers in this proxy statement have been rounded to the nearest whole share.

(2) Indicates "Interested Person", as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Paul Hottinguer and The Baron Hottinger are brothers and Rodolphe E. Hottinger is the son of The Baron. Paul Hottinguer, The Baron Hottinger and Rodolphe E. Hottinger are "Interested Persons" because of their affiliation with Hottinger & Cie (Zurich) and Hottinger U.S., Inc., controlling persons of Hottinger Capital Corp. ("HCC"), the Fund's Investment Advisor; Rodolphe E. Hottinger is also an "Interested Person" because he is President of the Fund; Alexandre de Takacsy is an "Interested Person" because of his affiliation with HCC; Rudolf Millisits is an "Interested Person" because he is Senior Vice President of the Fund and because of his affiliation with HCC; Philippe R. Comby is an "Interested Person" because he is Vice President of the Fund and because of his affiliation with HCC. Edward J. Veilleux is an "Interested Person" because he is Vice President and Treasurer of the Fund and Executive Vice President of the Administrator; Sharon R. Kanovsky is an "Interested Person" because she is a Vice President of the Fund and Vice President of an affiliate of the Administrator; James L. Knell is an "Interested Person" because he is an Assistant Treasurer of the Fund and a Director of an affiliate of the Administrator; Charles A. Rizzo is an "Interested Person" because he is an Assistant Treasurer of the Fund and a Director of an affiliate of the Administrator; and Paul R. Brenner is an "Interested Person" because he is Secretary of and Counsel to the Fund, Counsel to HCC and Of Counsel to Salans Hertzfeld Heilbronn Christy & Viener, which serves as General Counsel for the Fund.

(3) Hottinger & Cie (Zurich), a partnership, owns 121,584 shares of the Fund, Hottinger Capital Corp., the Fund's Investment Advisor, owns 72,421 shares of the Fund, Hottinger Finanz AG owns 4,663 shares of the Fund and Hottinger Treuhand AG owns 4,163 shares of the Fund. Paul Hottinguer and The Baron Hottinger are brothers, and Rodolphe E. Hottinger is the son of The Baron. Paul Hottinguer, The Baron Hottinger and Rodolphe E. Hottinger are controlling partners of Hottinger & Cie (Zurich) and controlling shareholders and directors of Hottinger Capital Corp., Hottinger Finanz AG and Hottinger Treuhand AG and therefore share voting and investment power over the 202,831 shares of the Fund owned by Hottinger & Cie (Zurich), Hottinger Capital Corp., Hottinger Finanz AG and Hottinger Treuhand AG. In addition, Mr. Rodolphe E. Hottinger directly owns 12,135 shares.

         The Executive Officers of the Fund are elected annually by the Board of Directors at its Annual Meeting following the Annual Meeting of Stockholders.

         The Board of Directors has an Audit Committee whose current members are Messrs. Pineau-Valencienne, West and Witt. The Audit Committee makes recommendations to the full Board with respect to the engagement of the independent public auditor and reviews with the independent public auditor the plan and results of the audit engagement and such other matters as is required by the Audit Committee Charter as described below under "Report of Audit Committee". The Board of Directors, in its business judgment, has determined that all Members of the Committee are "independent", as required by the applicable listing standards of the New

York Stock Exchange. The Audit Committee held four meetings during the year ended December 31, 2000. The Board of Directors also has a Discount Committee whose current members are Messrs. Gabus, Rodolphe Hottinger, Pineau-Valencienne, West and Witt. The principal function of the Discount Committee is to monitor the Fund's market discount to net asset value, to study such matters as are related to the discount and to make periodic recommendations to the Board of Directors. The Discount Committee held thirteen meetings during the year ended December 31, 2000. The Board of Directors also has a Nominating Committee whose current members are Messrs. Frey, Gabus and Mosseri-Marlio. The principal function of the Nominating Committee is to recommend to the Board nominees for election as Directors. The Nominating Committee held two meetings during the year ended December 31, 2000. The Nominating Committee will consider nominees recommended by a stockholder if such recommendation is in writing and received by the Fund by the deadline specified below under "Stockholder Proposal" and otherwise complies with the requirements for such proposals contained in the Fund's By-laws. Any such recommendations should be submitted to: Secretary, The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020. The Board of Directors does not have a Compensation Committee.

         During the year ended December 31, 2000, the Board of Directors met six times, of which four were regularly scheduled meetings and two were special meetings. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of Meetings of the Board of Directors and (ii) the total number of Meetings held by all Committees of the Board on which he served.

         Each Director who is not an interested person (as such term is defined in the 1940 Act) of the Fund or its Investment Advisor, Hottinger Capital Corp. (each, a "non-interested Director") was paid a 2000 annual fee of approximately $10,059 plus $750 for each meeting of the Board of Directors attended and $750 for each committee meeting attended, if held separately. The Chairman of the Audit Committee received an annual fee of approximately $11,066 (in lieu of the approximate $10,059 annual fee paid to other non-interested Directors), plus the same $750 meeting fee paid to the other non-interested Directors. The annual fee of non-interested Directors (including the annual fee paid to the Chairman of the Audit Committee) is thereafter adjusted annually, as of each October 1, in proportion to the increase in the Consumer Price Index "All Items Price Index -- National", for the preceding twelve month period. Effective October 1, 2000, the annual fee of a non-interested Director was increased from approximately $8,400 to $15,000, plus $750 for each meeting of the Board of Directors attended and $750 for each committee meeting attended, if held separately. Effective October 1, 2000, the annual fee of the Chairman of the Audit Committee was increased to $16,500, plus the same $750 meeting fee paid to other non-interested Directors. Further, each Director who is a non-interested Director and who is a member of the Discount Committee is compensated for his work on the Discount Committee on an hourly basis at the rate of $300 per hour, less the $750 meeting fee otherwise payable to committee members, for each meeting attended. Finally, the Fund reimburses such Directors for certain out-of-pocket expenses, such as travel expenses in connection with board meetings. During the year ended December 31, 2000, all incumbent non-interested Directors as a group received from the Fund aggregate remuneration amounting to $192,526 and individual remuneration (exclusive of reimbursed expenses), as follows:


                                                               Pension Or
                                                               Retirement                                   Total
                                                                Benefits           Estimated            Compensation
                                            Aggregate          Accrued As           Annual             From Fund and
            Name of Person                Compensation        Part of Fund       Benefits Upon     Fund Complex
              & Position                    From Fund           Expenses          Retirement          Paid to Directors

-----------------------------------------------------------------------------------------------------------------------
Claude W. Frey, Director                     $17,560               $0                 $0                   $17,560

Eric R. Gabus, Director                      $19,060               $0                 $0                   $19,060

Claude Mosseri-Marlio, Director              $17,560               $0                 $0                   $17,560

Didier Pineau-Valencienne,                   $44,890               $0                 $0                   $44,890
Director

Stephen K. West, Esq., Director              $45,730               $0                 $0                   $45,730

Samuel B. Witt, III, Esq.,                   $47,726               $0                 $0                   $47,726
Director, Chairman of the Audit
and Discount Committees
TOTAL REMUNERATION:                         $192,526               $0                 $0                  $192,526
                                            ========               ==                 ==                  ========

No other Director of the Fund received compensation from the Fund. Messrs. Sullivan & Cromwell received $116,136 for legal services rendered. Mr. West serves as Of Counsel to the such firm. No Executive Officer of the Fund received aggregate compensation from the Fund for the most recently completed fiscal year in excess of $60,000. Accordingly, no other persons have been included in the compensation table set forth above.

                             PROPOSAL REGARDING THE
                          INVESTMENT ADVISORY AGREEMENT
                                  (Proposal 2)

         As we indicated above, we were recently notified that an institutional stockholder, Bank Berlin, intends to send you a proxy statement and solicit your vote with regard to its proposal to terminate the Investment Advisory Agreement for your Fund. While this may be in Bank Berlin's interests, your Board strongly believes that approval of Bank Berlin's proposal would adversely affect all other stockholders and should be rejected.

         Your Board is convinced that the Fund's present Investment Advisor, Hottinger Capital Corp. ("HCC"), has and continues to provide superior investment management services which have produced investment results that have surpassed competitive peer group Swiss equity funds as well as the Swiss Performance Index and the Swiss Market Index, as more specifically detailed on page 14. To terminate the Advisor for your Fund and undertake a search for a more qualified Advisor makes no sense whatsoever and would be extremely disruptive to the Fund's operations and, the Board believes, adversely effect its future investment performance. Further, the Board believes that no new advisor would be more "fully qualified" than the Fund's current Advisor. It is for these reasons that your Board is recommending that the stockholders vote to confirm the Board's decision to continue the current Advisory Contract rather than terminating it.

   YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONFIRM THE DECISION OF THE BOARD OF DIRECTORS TO CONTINUE THE CURRENT INVESTMENT ADVISORY AGREEMENT
                          WITH HOTTINGER CAPITAL CORP.

         Hottinger Capital Corp. ("HCC"), a member of the Hottinger Group (one of Europe's oldest and most experienced private banking firms) has been the Fund's investment advisor since the Fund's inception in 1987, and has achieved consistently strong results. As a result of the services of HCC:

                  o Your Fund has outperformed the Swiss Performance Index, the Swiss Market Index and its peer group of Swiss equity funds managed by major Swiss banks, as follows:

                       Peer Group Performance Comparisons
          Total Return Based Upon Net Asset Value in Swiss Franc Terms*

                                                                                                      Compound
                                                                                                      four year
                                         2000            1999           1998          1997           Performance

-----------------------------------------------------------------------------------------------------------------------
The Swiss Helvetia Fund, Inc.           14.06%          14.70%         15.89%        55.38%            135.58%
Swiss Performance Index**               11.91%          11.69%         15.36%        55.19%            123.77%
Swiss Market Index***                    7.47%           5.71%         14.28%        58.93%            106.34%
Switzerland iShares (Formerly            7.47%          12.52%         12.28%        44.59%            96.32%
called Webs Switzerland)****
Swiss Baer (Julius Baer)                11.70%           2.50%         13.60%        55.94%            102.82%
CS Equity Swiss Blue Chips              11.00%           7.60%         14.30%        59.60%            117.88%
Saraswiss (Bank Sarasin)                 9.72%           6.87%         12.75%        53.62%            103.10%
UBS Equity Inv. Switzerland              7.40%           6.40%         12.80%        55.90%            100.96%
Pictet Valsuisse                         7.30%           9.36%         11.02%        55.67%            102.88%

          Sources: DBAB, Management Companies, Morningstar and Bloomberg.

         *In each case except for Saraswiss, total return is calculated assuming reinvestment of all distributions. Fund's listed, other than the Fund and the Switzerland iShares, are not registered with the Securities and Exchange Commission. Performance information for such funds is derived from their published investor reports.

         **The Swiss Performance Index is an index of more than 300 stocks issued by Swiss companies whose shares are traded on the Electronic Bourse System. The Swiss Performance Index is unmanaged and reflects no expenses, whereas the Fund has outperformed the Index even after taking into account the Fund's expenses.

         ***The Swiss Market Index is a capitalization weighted index of the 29 largest and most liquid stocks traded on the Electronic Bourse System.

         ****Switzerland iShares are traded on the New York Stock Exchange and invest in most of the same stocks listed in the Morgan Stanley Capital International (Switzerland) Index. These stocks represent Switzerland's largest and most established public companies, accounting for approximately 85 percent of the market capitalization of all of Switzerland's publicly traded stocks. Performance of iShares is calculated based upon the December 31 closing prices for each year using the U.S Dollar/Swiss Franc exchange rate as of the close of each such date, as reported by Bloomberg. Such exchange rates were as follows: 12/31/96 USD/CHF = 1.339; 12/31/97 CHF/USD = 1.462; 12/31/98 CHF/USD = 1.374; 12/31/99
             CHF/USD = 1.59; and 12/31/00 USD/CHF = 1.6149.


                  o Your Fund has been named the "Number One" fund in the Lipper Closed-End Fund Performance Analysis for Western European Funds for the ten-year period, as well as the one year period, ended December 31, 2000. This comes on top of receiving the Lipper 1998 and 1999 Ten Year awards.

                  o Despite these successes, Bank Berlin wrote in its supporting statement to us that you should vote to terminate HCC and then have the Board begin a search for a "new, fully qualified adviser that will advise ... on how to take active measures to maximize stockholder value". We believe we have a "fully qualified adviser" that is acting to maximize stockholder value.

         Your Board, including all of its disinterested members, have considered whether to continue the investment advisory agreement. In fact, we are required to do this every year under the Investment Company Act of 1940. We did this most recently on March 15 and, _________ 2001 after careful consideration of many different factors including: (i) the performance of the Fund versus the performance of other funds in our peer group and the Swiss Performance Index,
(ii) the qualifications and experience of investment personnel of HCC, (iii) the investment advisory fee and the fees paid to other advisors; (iv) other expenses of the Fund and the comparative expense ratios of other similar closed-end funds. After evaluating the investment advisory relationship under such factors, your Board, including all of the disinterested members, concluded that HCC has and continues to provide superior investment management services, which have produced investment results that have surpassed competitive peer group Swiss equity funds as well as the Swiss Performance Index and the Swiss Market Index, and accordingly voted unanimously to continue the Agreement. Nothing has happened since then to change our view.

         It is important to note that you are not being asked to approve the continuance of the Investment Advisory Agreement under the Investment Company Act of 1940. Your Board, pursuant to authority granted to it under the Investment Company Act of 1940, has determined that the Investment Advisory Agreement should continue for another year. Instead, the Board is asking you to confirm its decision to continue the Agreement. Accordingly, a vote "against" confirming that Board's decision to continue the Investment Advisory Agreement will not have the result of ending the continuance of the advisory relationship with Hottinger Capital Corp. or prevent the Board from voting to continue the Agreement next year. You can be sure that however you vote on this Proposal, the Board will give serious consideration to its outcome in charting the future of your Fund.

         YOUR BOARD IS UNANIMOUS IN ITS BELIEF THAT IT IS IN THE INTERESTS OF STOCKHOLDERS FOR HCC TO CONTINUE AS INVESTMENT ADVISOR. TO SHOW YOUR SUPPORT FOR HCC, PLEASE VOTE "FOR" CONFIRMING THE DECISION OF YOUR BOARD OF DIRECTORS TO CONTINUE HCC AS THE FUND'S INVESTMENT ADVISOR ON THE WHITE PROXY CARD ACCOMPANYING THIS PROXY STATEMENT. IF YOUR SHARES ARE HELD BY A BROKER YOU MUST RETURN A SIGNED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE FOR YOUR VOTE TO BE COUNTED IN FAVOR OF CONFIRMING HCC AS THE FUND'S INVESTMENT ADVISER. DO NOT RETURN THE [INSERT COLOR] PROXY SOLICITED BY OR ON BEHALF OF BANK BERLIN.

         ADDITIONAL INFORMATION REGARDING HOTTINGER CAPITAL CORP. AND THE FUND'S INVESTMENT ADVISORY AGREEMENT

         HCC has been the Fund's investment advisor since the Fund's inception in 1987. HCC performs its services pursuant to an Investment Advisory Agreement, dated February 8, 1994, which was last approved by stockholders on February 8, 1994. On September 17, 1998, HCC agreed to reduce its fees to its current rate level.

         The Investment Advisory Agreement may be terminated by the Fund, without the payment of a penalty, at any time upon not less than sixty days' prior written notice to HCC, or by HCC upon not less than sixty days' written notice to the Fund. The Investment Advisory Agreement will automatically terminate in the event of its assignment (as defined in the Investment Company Act of 1940) by either HCC or the Fund. If not sooner terminated, the Investment Advisory Agreement continues in effect only if approved annually by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund, as required under the 1940 Act. As indicated above, continuance was most recently approved by the Board of Directors, including a majority of the disinterested Directors, on March 15 and _________, 2001, and prior to that on May 19, 2000.

         Under the terms of the Investment Advisory Agreement HCC, in accordance with the Fund's stated investment objectives, policies and limitations, and subject to the supervision of the Fund's Board of Directors, has sole investment discretion for the Fund, makes all decisions affecting the Funds's portfolio and transmits purchase and sale orders and selects brokers and dealers to execute portfolio transaction on behalf of the Fund. The services of HCC to the Fund are not exclusive under the terms of the Investment Advisory Agreement. HCC is free to render investment advisory services to others. The Investment Advisory Agreement provides that the Fund will pay HCC for its services an annual advisory fee, which is between an annual 1% and 0.5% of the Fund's average monthly net assets: 1.0% of the Fund's average monthly net assets up to $60 million, 0.9% of such assets between $60 million and $100 million, 0.8% of such assets between $100 million and $200 million, 0.70% of such assets between $200 and $300 million, 0.65% of such assets between $300 million and $400 million, 0.60% of such assets between $400 million and 500 million, 0.55% of such assets between $500 million and $600 million, and 0.50% of such assets in excess of $600 million.

         HCC bears all expenses of its employees and overhead incurred by it in connection with its duties under the Investment Advisory Agreement. HCC pays all salaries and fees of the Fund's directors and officers who are interested persons as such term is defined in the 1940 Act. The Investment Advisory Agreement provides that the Fund will indemnify HCC for all taxes (other than income taxes), duties, charges, fees and expenses (including, without limitation, broker fees, dealer fees, clearing bank fees and legal fees) HCC incurs in connection with the services provided under the Agreement. The aggregate amount of investment advisory fees paid to HCC during 1998, 1999 and 2000 were $ 3,563,487, $ 3,259,015 and $ 3,239,738, respectively. These amounts are lower than those charged to most other closed-end European country and region funds.

         Neither HCC nor any of its officers, directors or employees will be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters relating to the Investment Advisory Agreement. HCC will be liable for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard by it or its employees of its or their obligations and duties under the Investment Advisory Agreement. HCC will also be liable for a loss resulting from a breach of fiduciary duty in which case any award of damages will be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act.

         Additional information regarding HCC is set forth in Appendix B to this Proxy Statement.

Required Vote

         As discussed above, this Proposal seeks your vote to confirm the Board's decision to approve continuance of the Investment Advisory Agreement. Accordingly, no minimum number of votes is involved.

         Abstentions and broker non-votes will not be included in determining the number of votes cast in favor of confirming HCC as the Fund's investment advisor. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Therefore, it is essential to return your signed WHITE proxy card in the enclosed envelope in order to vote in favor of confirming the decision of your Board of Directors to continue HCC as the Fund's investment advisor.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" CONFIRMING ITS DECISION TO CONTINUE THE INVESTMENT ADVISORY AGREEMENT WITH HOTTINGER CAPITAL CORP.

         ADDITIONAL INFORMATION RELATING TO THE FUND

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Fund's Directors, its Executive (and certain other) Officers, its Investment Advisor and affiliated persons of its Investment Advisor and any other persons beneficially owning more than ten percent of the Fund's Common Stock are required to report their ownership of the Fund's Common Stock and any changes in that ownership to the Fund, the Securities and Exchange Commission and The New York Stock Exchange. Specific due dates for these reports have been established, and the Fund is required to report in this proxy statement any failure to file by these dates during 2000. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Fund during its most recent fiscal year, Forms 5 and amendments thereto furnished to the Fund with respect to its most recent fiscal year and written representations received from such persons, all of these requirements appear to have been satisfied by such persons during the year ended December 31, 2000.

Security Ownership of Certain Beneficial Owners

         As of December 31, 2000, no stockholder, to the knowledge of Management, other than the President and Fellows of Harvard College, c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, MA 02210 and Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020 beneficially owned more than five percent of the Fund's outstanding shares of Common Stock. The President and Fellows of Harvard College, through its endowment fund and its pension fund, filed on February 9, 2001 an amendment to its beneficial ownership report on Schedule 13G with the Securities and Exchange Commission stating that as of December 31, 2000 it beneficially owned 1,941,701 shares of Common Stock, and Lazard Freres & Co. LLC, on behalf of its advisory clients, filed on February 2, 2000, an amendment to its beneficial ownership report on Schedule 13G with the Securities and Exchange Commission stating that as of February 2, 2000 it beneficially owned 1,646,100 shares of Common Stock. Based on such filings, these holdings represented approximately 8.37 percent and 7.10 percent of the Fund's outstanding shares, respectively, as of December 31, 2000.

                     SELECTION OF INDEPENDENT PUBLIC AUDITOR

         At a Meeting held on March 15, 2001 and based upon the unanimous recommendation of the Audit Committee, the Board of Directors of the Fund, including a majority of the Directors who are non-interested Directors, selected Deloitte & Touche LLP (the "Firm" or "D&T") to act as the independent public auditor for the Fund for the year ending December 31, 2001. Based principally on representations from the Firm, the Fund knows of no direct financial or material indirect financial interest of such Firm in the Fund. That Firm, or a predecessor firm, has served as the independent public auditor for the Fund since 1987.

Audit Fees

         The aggregate fees billed by D&T for professional services rendered for the Audit of the Fund's annual financial statements for the fiscal year ended December 31, 2000 were $26,500.

Financial Information Systems Design and Implementation Fees

         D&T did not render any information technology services to the Fund during the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by D&T for tax services rendered to the Fund, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $4,100. D&T rendered no services for the Advisor during the year ended December 31, 2000 or during any prior period.

         The Audit Committee has considered whether and determined that the provision of non-audit services to the Fund is compatible with maintaining D&T's independence.

         No representative of D&T is expected to be present at the Meeting.

                            REPORT OF AUDIT COMMITTEE

         The role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund's financial reporting process. The Committee operates pursuant to a Charter which was last amended and restated by the Board on March 15, 2001, a copy of which is attached to this Proxy Statement as Appendix "C". As set forth in the Charter, Management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements, the Fund's accounting and financial and reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public auditor, Deloitte & Touche LLP ("D&T"), is responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

         In the performance of its oversight function, the Committee has considered and discussed the December 31, 2000 audited financial statements with Management and with D&T. The Committee has also discussed with D&T the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees, as currently in effect. Finally, the Committee has reviewed the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of other non-audit services by D&T to the Fund is compatible with maintaining the auditor's independence, and has discussed with D&T the auditor's independence.

         Stockholders are reminded, however, that the Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by Management and D&T. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that Management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Fund's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund's auditors are, in fact, "independent".

         Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter the Committee, with authority delegated to it by the Board of Directors, has determined that the audited financial statements be included in the Fund's Annual Report for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Fund's Board of Directors

Didier Pineau-Valencienne
Stephen K. West, Esq.
Samuel B. Witt, III, Esq.

Dated: April 5, 2001

                                  OTHER MATTERS

         The Fund's Investment Advisor and Administrator are HCC, 1270 Avenue of the Americas, Suite 400, New York, New York 10020 and Investment Company Capital Corp., One South Street, Baltimore, Maryland 21202, respectively. The Fund currently does not have a principal underwriter.

         No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interest of the Fund.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals (other than director nominations) intended to be presented at the Fund's Annual Meeting of Stockholders in 2002 must be received by the Fund on or before December 6, 2001 in order to be included in the Fund's proxy statement and form of proxy relating to that Meeting. In addition, the Fund's By-Laws provide that if a stockholder of record entitled to vote desires to bring proposals (including director nominations) before the 2002 Annual Meeting, written notice of such proposals as prescribed in the By-Laws must be received by the Fund's Secretary, The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020, between January 15, 2002 and February 14, 2002. For additional requirements, stockholders may refer to the By-Laws, a current copy of which may be obtained without charge upon request from the Fund's Secretary. If the Fund does not receive timely notice pursuant to the By-Laws, the proposal will be excluded from consideration at the meeting.

                         EXPENSES OF PROXY SOLICITATION

         The Fund will bear most of the cost of soliciting proxies on behalf of the Board of Directors. The Board of Directors has requested HCC, and HCC has agreed, to bear a portion of the cost of soliciting proxies with respect to Proposal No. 2. The Fund has engaged Georgeson Shareholder Communications Inc. to serve as proxy solicitor at an anticipated cost of between $42,000 and $45,000, plus disbursements. The Fund estimates that the total amount to be spent for or in connection with the solicitation will be approximately $80,000. Total expenditures to date have been approximately $20,000. These amounts do not include costs that are normally expended for a solicitation for an election of directors in the absence of a contest. In addition to the use of mails, proxy solicitations may be made by telephone, fax and personal interview by the Fund's Officers and Directors and the Fund's Investment Advisor. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their customers to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. If you have any questions concerning this proxy solicitation, please contact Georgeson Shareholder Communications, Inc., Telephone Number: 1-800-223-2064.

                                 VOTING RESULTS

         The Fund will advise the stockholders of the voting results of the matters voted upon at the Annual Meeting in the 2001 Semi-Annual Report to Stockholders.

                                  ANNUAL REPORT

         The Fund will furnish, without charge, a copy of the 2000 Annual Report and the most recent Quarterly Report succeeding the Annual Report, if any, to any Stockholder upon request addressed to Rudolf Millisits, Senior Vice President, The Swiss Helvetia Fund, Inc., 1270 Avenue of the Americas, Suite 400, New York, New York 10020 (toll free telephone number: 1-888-794-7700).



                                   IMPORTANT
                                   ---------

         If your shares are held by a broker, in order for your vote to be counted, you MUST SIGN AND RETURN THE WHITE PROXY CARD in the enclosed envelope.

         WE URGE STOCKHOLDERS TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 TO REELECT THE BOARD'S THREE NOMINEES AS CLASS I MEMBERS AND A VOTE "FOR" PROPOSAL NO. 2 TO CONFIRM THE BOARD'S DECISION TO CONTINUE THE INVESTMENT ADVISORY AGREEMENT.

If you have any questions concerning this proxy solicitation, please contact Georgeson Shareholder Communications Inc., Telephone Number: 1-800-223-2064.

                                                      Paul R. Brenner
                                                      Secretary
Dated: April 5, 2001

                                   APPENDIX A


The following table sets forth the purchases and sales of the Fund's shares of common stock made by the Directors and Executive Officers of the Fund during 1999 and 2000. Only those persons making such purchases and sales are listed.

1.       Claude W. Frey

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

9/15/99                             500 (P)
1/15/00                             108 (P)


2.       Eric R. Gabus

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

1/12/99                             1000 (P)


3.       Paul Hottinguer

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

2/16/99                             114.302 (P)*
3/19/99                             500 (P)*
4/14/99                             10,200 (P)*
4/15/99                             9,800 (P)*
6/3/99                              500 (P)*
10/5/99                             500 (P)*
10/22/99                            6,000 (P)*
10/25/99                            7,000 (P)*
10/26/99                            4,500 (P)*
10/27/99                            7,500 (P)*
11/3/99                             500 (P)*
12/1/99                             500 (P)*
1/2/00                              2,250 (P)*
1/4/00                              1,000 (P)*
1/5/00                              1,300 (P)*
1/7/00                              3,642.808 (P)*
1/14/00                             1,750 (P)*
1/18/00                             163 (P)*
1/18/00                             163 (P)*
1/18/00                             6,074.531 (P)*

1/28/00                             6,800 (P)*
4/7/00                              600 (P)*
4/19/00                             200 (P)*
4/26/00                             300 (P)*
4/27/00                             200 (P)*
4/28/00                             400 (P)*
5/1/00                              800 (P)*
5/2/00                              300 (P)*
5/3/00                              300 (P)*
6/1/00                              176.845 (P)*
6/2/00                              4,400 (P)*
6/3/00                              200 (P)*
6/5/00                              100 (P)*
6/7/00                              300 (P)*
6/8/00                              200 (P)*
6/12/00                             400 (P)*
6/13/00                             600 (P)*
6/14/00                             300 (P)*
6/21/00                             700 (P)*
6/22/00                             400 (P)*
6/23/00                             500 (P)*
6/27/00                             800 (P)*
6/28/00                             500 (P)*
6/30/00                             2,000 (P)*
7/3/00                              200 (P)*
7/5/00                              100 (P)*
7/6/00                              100 (P)*
7/7/00                              500 (P)*
9/1/00                              500 (P)*
11/2/00                             1,000 (P)*
11/6/00                             200 (P)*


4.       The Baron Hottinger

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

2/16/99                             114.302 (P)*
3/19/99                             500 (P)*
4/14/99                             10,200 (P)*
4/15/99                             9,800 (P)*
6/3/99                              500 (P)*
10/5/99                             500 (P)*
10/22/99                            6,000 (P)*
10/25/99                            7,000 (P)*
10/26/99                            4,500 (P)*

10/27/99                            7,500 (P)*
11/3/99                             500 (P)*
12/1/99                             500 (P)*
1/2/00                              2,250 (P)*
1/4/00                              1,000 (P)*
1/5/00                              1,300 (P)*
1/7/00                              3,642.808 (P)*
1/14/00                             1,750 (P)*
1/18/00                             163 (P)*
1/18/00                             163 (P)*
1/18/00                             6,074.531 (P)*
1/28/00                             6,800 (P)*
4/7/00                              600 (P)*
4/19/00                             200 (P)*
4/26/00                             300 (P)*
4/27/00                             200 (P)*
4/28/00                             400 (P)*
5/1/00                              800 (P)*
5/2/00                              300 (P)*
5/3/00                              300 (P)*
6/1/00                              176.845 (P)*
6/2/00                              4,400 (P)*
6/3/00                              200 (P)*
6/5/00                              100 (P)*
6/7/00                              300 (P)*
6/8/00                              200 (P)*
6/12/00                             400 (P)*
6/13/00                             600 (P)*
6/14/00                             300 (P)*
6/21/00                             700 (P)*
6/22/00                             400 (P)*
6/23/00                             500 (P)*
6/27/00                             800 (P)*
6/28/00                             500 (P)*
6/30/00                             2,000 (P)*
7/3/00                              200 (P)*
7/5/00                              100 (P)*
7/6/00                              100 (P)*
7/7/00                              500 (P)*
9/1/00                              500 (P)*
11/2/00                             1,000 (P)*
11/6/00                             200 (P)*

5.       Didier Pineau-Valencienne

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

11/9/99                             2,000 (P)


6.       Stephen K. West

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

1/6/99                              396 (P)
2/5/99                              24.9119 (P)
1/10/00                             480 (P)
6/8/00                              23 (P)


7.       Rodolphe E. Hottinger

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

2/16/99                             114.302 (P)*
3/19/99                             500 (P)*
4/14/99                             10,200 (P)*
4/15/99                             9,800 (P)*
6/3/99                              500 (P)*
10/5/99                             500 (P)*
10/22/99                            6,000 (P)*
10/25/99                            7,000 (P)*
10/26/99                            4,500 (P)*
10/27/99                            7,500 (P)*
11/3/99                             500 (P)*
12/1/99                             500 (P)*
12/8/99                             10,000 (P)
1/2/00                              2,250 (P)*
1/4/00                              1,000 (P)*
1/5/00                              1,300 (P)*
1/6/00                              80 (S) (Transferred to Hottinger Capital
                                    Corp. Pension Plan)
1/7/00                              3,642.808 (P)*
1/10/00                             725 (P)
1/14/00                             1,750 (P)*
1/18/00                             163 (P)*
1/18/00                             163 (P)*
1/18/00                             6,074.531 (P)*
1/28/00                             6,800 (P)*
4/7/00                              600 (P)*

4/19/00                             200 (P)*
4/26/00                             300 (P)*
4/27/00                             200 (P)*
4/28/00                             400 (P)*
5/1/00                              800 (P)*
5/2/00                              300 (P)*
5/3/00                              300 (P)*
6/1/00                              176.845 (P)*
6/2/00                              4,400 (P)*
6/3/00                              200 (P)*
6/5/00                              100 (P)*
6/7/00                              300 (P)*
6/8/00                              200 (P)*
6/12/00                             400 (P)*
6/13/00                             600 (P)*
6/14/00                             300 (P)*
6/21/00                             700 (P)*
6/22/00                             400 (P)*
6/23/00                             500 (P)*
6/27/00                             800 (P)*
6/28/00                             500 (P)*
6/30/00                             2,000 (P)*
7/3/00                              200 (P)*
7/5/00                              100 (P)*
7/6/00                              100 (P)*
7/7/00                              500 (P)*
9/1/00                              500 (P)*
10/4/00                             800 (P)
11/2/00                             1,000 (P)*
11/6/00                             200 (P)*


8.       Rudolf Millisits

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

1/22/99                             158.6468 (P)
2/24/99                             10.44 (P)
4/28/99                             100 (P)
6/30/99                             100 (P)
10/30/99                            100 (P)
1/18/00                             224 (P)

9.       Paul R. Brenner

Date                                # Shares Purchased (P)/Sold (S)
----                                -------------------------------

1/22/99                             385.402 (P)
2/24/99                             28.1515 (P)
1/18/00                             491.2161 (P)
1/19/00                             1 (P)
7/15/00                             23.43 (P)

*Through a Hottinger Affiliate

                                   APPENDIX B

        Information about Hottinger Capital Corp., the Investment Advisor

         Hottinger Capital Corp. ("HCC"), whose principal office is located at 1270 Avenue of the Americas, Suite 400, New York, New York 10020, is a Delaware corporation and is owned by Hottinger et Cie. and Hottinger U.S., Inc., an affiliate of the Hottinger Group, each owning 50% of HCC's issued and outstanding shares of capital stock. Hottinger et Cie. (Zurich), Dreikonigstrasse 55, 8027 Zurich, Switzerland, provides to its customers a full range of investment services, including international portfolio management and corporate finance. Hottinger et Cie. (Zurich) is a partnership whose partners are the Baron Hottinger, Paul Hottinger, Rodolphe Hottinger and Frederic Hottinger. Hottinger U.S., Inc., whose principal office is located at 1270 Avenue of the Americas, Suite 400, New York, New York 10020, provides investment advisory services. The Hottinger Group consists of entities controlled by the Hottinger family.

         The following table sets forth certain information regarding the current Directors and Executive Officers of HCC .

Name and Address                        Position with Hottinger Capital Corp.   Principal Occupation
-----------------------------------------------------------------------------------------------------------------------
The Baron Hottinger                     Chairman of the Board                   General Partner: Hottinger et Cie
Hottinger & Cie                                                                 (Zurich); President: Conseil de
Dreikonigstrasse 55                                                             Surveillance Credit Suisse/Hottinguer
8027 Zurich                                                                     (Paris) , Sofibus (Paris) (real estate);
Switzerland                                                                     Vice President and Director: Finaciere
                                                                                Hottinguer, Paris, France;

-----------------------------------------------------------------------------------------------------------------------
Mr. Rodolphe E. Hottinger               Vice Chairman of the Board and Chief    Director:  Sofibus SA (real estate
Hottinger & Cie                         Executive Officer                       investment company), AXA Switzerland
3 Place des Bergues                                                             (Insurance), AXA Re America
C.P. 395                                                                        Insurance Co. (USA); AXA Re P&C
CH-1201 Geneva                                                                  Insurance Co. (USA); AXA Corporate
Switzerland                                                                     Solutions Reinsurance Company
                                                                                (USA); AXA Global Risks US
                                                                                Insurance Company (USA); and
                                                                                Rathbone SA Geneva (UK bank);
                                                                                Director: Hottinger Bank & Trust Ltd.
                                                                                (Bahamas); Managing Partner:
                                                                                Hottinger & Cie (Zurich) since 1987

-----------------------------------------------------------------------------------------------------------------------
Mr. Paul Hottinguer                     Vice Chairman of the Board, Director    General Partner: Hottinger & Cie
Hottinger & Cie                                                                 (Zurich);  President: Gaspee (real estate)
Dreikonigstrasse 55                                                             since 1992, Financiere Hottinguer
8027 Zurich                                                                     (holding company) since 1990,
Switzerland                                                                     Financiere Provence Participations
                                                                                (venture capital firm) since 1990,
                                                                                Drouot Securite since 1986

-----------------------------------------------------------------------------------------------------------------------
Frederic Hottinger                      Director                                General Partner: Hottinger et Cie
                                                                                (Zurich); Director: Hottinger Capital
                                                                                Corp. and Banque Hottinguer (Paris);
                                                                                Chairman and President: Hottinger
                                                                                Bank and Trust Limited (Bahamas);
                                                                                Chairman: Hottinger
                                                                                Nagelmackers & Associes;
                                                                                Administrator: Financiere Hottinguer,
                                                                                Paris
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Henri J. Stalder                   Director                                     Director and Senior Vice President:
                                                                                Hottinger Capiatl Corp. and Hottinger
                                                                                et Cie Banquiers; President: Hottinger
                                                                                Finance AG

-----------------------------------------------------------------------------------------------------------------------
Thomas W. Grant                    Director                                     Director: Hottinger Capital Corp., Chief
                                                                                Executive Officer: H.G. Wellington;

-----------------------------------------------------------------------------------------------------------------------
Alexandre de Takacsy               President, Vice Chairman of the Board,       Senior Advisor to the Hottinger
Financiere Hottinguer              Secretary                                    Group and President of Hottinger
43, rue Taitbout                                                                U.S., Inc. since April, 1986; Vice
75009 Paris                                                                     Chairman, President and Secretary,
France                                                                          Hottinger Capital Corp.

-----------------------------------------------------------------------------------------------------------------------
Mr. Philippe R. Comby              First Vice President, Treasurer              First Vice President: Hottinger Capital
Hottinger Capital Corp.                                                         Corp. since 1998; Vice President:
1270 Avenue of the Americas                                                     Hottinger U.S. Inc. since 1996;
Suite 400                                                                       Treasurer: Hottinger Capital Corp. since
New York, New York 10020                                                        1997

-----------------------------------------------------------------------------------------------------------------------
Mr. Rudolf  Millisits              Director, Chief Operating Officer,           Director: Hottinger Bank & Trust Ltd.
Hottinger Capital Corp.            Executive Vice President                     (Bahamas)  since 1996; Director:
1270 Avenue of the Americas                                                     Hottinger Capital Corp. ("Hottinger
Suite 400                                                                       Capital Corp.") since December 2000;
New York, New York 10020                                                        Director Hottinger International Fund
                                                                                Luxemborg since May 2000; Chief
                                                                                Operating Officer: Hottinger Capital
                                                                                Corp. since December 1998; Executive
                                                                                Vice President, Portfolio Manager,
                                                                                Member of Investment Committee and
                                                                                Chief Compliance Officer: Hottinger
                                                                                Capital Corp. since September 1994
                                                                                (manages client account aggregating in
                                                                                excess of $415 million); Assistant
                                                                                Secretary: Hottinger Capital Corp. since
                                                                                August 1995; Executive Vice President:
                                                                                Hottinger U.S., Inc. since September
                                                                                1994

-----------------------------------------------------------------------------------------------------------------------
Jessica Leale                           Assistant Vice President                Assistant Vice President: Hottinger
                                                                                Capital Corp.
-----------------------------------------------------------------------------------------------------------------------

        Brokerage

         The primary objective in placing orders for the purchase and sale of securities for the Fund's portfolio is to obtain the best price together with efficient execution, taking into account such factors as commission, size of order, difficulty of execution and skill required of the broker. Brokerage commission rates in Switzerland are negotiable. Purchase and sale orders may be executed with any number of banks and brokers. The Fund may place brokerage orders with Hottinger et Cie. (Zurich), an "affiliated person" with respect to HCC under the 1940 Act. The Fund's policy requires that commissions paid to Hottinger et Cie (Zurich) be reasonable and fair compared with commissions received by other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. The Fund cannot engage in principal transactions with Hottinger et Cie (Zurich).

         In addition to brokerage orders placed with Hottinger et Cie (Zurich), subject to best execution, orders may be placed with other banks and brokers who supply research, market and statistical information ("research as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and HCC. The Fund's commissions to such banks and brokers may not always represent the lowest obtainable commission rates, although they must be reasonable in relation to the benefits received. Hottinger et Cie (Zurich) provides research to the Fund and HCC. Research provided to HCC by banks and brokers through whom their other clients effect securities transactions, such information may be useful to them in providing services to the Fund. Although research from banks and brokers may be useful to HCC, it is only supplementary to its own efforts.

         During the year ended December 31, 2000, the Fund incurred aggregate brokerage commissions of approximately $698,197. Of such amount, the Fund paid brokerage commissions to Hottinger et Cie (Zurich) amounting to approximately $ 12,252, which constituted approximately 1.75% of the Fund's aggregate brokerage commissions. Of the Fund's aggregate Swiss Franc amount of transactions involving the payment of commissions, approximately 2.0% were effected through Hottinger et Cie (Zurich) (The dollar amounts were computed on the basis of the rate of exchange on the settlement date of each trade).

         For the year ended December 31, 2000, transactions in portfolio securities of the Fund totaling approximately $63,128,220 with associated brokerage commissions of approximately $173,731 were allocated to persons or firms supplying investment information and research to the Fund or HCC.

         The rate of portfolio turnover for the year ended December 31, 2000 was 25%.

                                   APPENDIX C

                             AUDIT COMMITTEE CHARTER
                          THE SWISS HELVETIA FUND, INC.

I. Composition of the Audit Committee: The Audit Committee of The Swiss Helvetia Fund, Inc. ("Fund") shall be comprised of three directors, each of whom shall have no relationship to the Fund or any of its investment advisors, administrators, or custodian that may interfere with the exercise of his or her independence from management and the Fund and, as to his or her relationship to the Fund, shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

         1. in its oversight of the Fund's accounting and financial reporting principles and policies and internal audit controls and procedures;

         2. in its oversight of the Fund's financial statements and the independent audit thereof;

         3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors or nominating the outside auditors to be proposed for stockholder approval in any proxy statement; and

         4.       in evaluating the independence of the outside auditors.

         The function of the Audit Committee is oversight. Management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Fund's annual financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Fund and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Fund from which it receives information; (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors); and (iii) representations made by Management as to any information technology, internal audit and other non-audit services provided by the auditors to the Fund.


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         The outside auditors for the Fund are ultimately accountable to the
         Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement.

         The outside auditors for the Fund are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement.

         The outside auditors shall submit to the Fund annually a formal written statement delineating all relationships between the outside auditors and the Fund ("Statement as to Independence"), addressing each non-audit service provided to the Fund and at least the matters set forth in Independence Standards Board No. 1.

         The outside auditors shall submit to the Fund annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Fund's annual financial statements for the most recent fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with Management the annual audited financial statements and periodic performance results. In addition, the Audit Committee shall meet separately at least annually with Management and the outside auditors to discuss any matters that the Audit Committee, Management or the outside auditors believe should be discussed privately. The Audit Committee may request any officer of the Fund or the Fund's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

         1.       with respect to the outside auditor,

                  (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;


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                  (ii)     to review the fees charged by the outside auditors
                           for audit and non-audit services;

                  (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Fund's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

                  (iv) to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Fund is compatible with maintaining the independence of the outside auditors; and

                  (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

         2. with respect to financial reporting principles and policies and related controls and procedures,

                  (i) to advise Management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

                  (ii) to consider any reports or communications (and Management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section
                           380), as may be modified or supplemented, including reports and communications related to:

                          o deficiencies noted in the audit in the design or operation of internal controls;

                          o         consideration of fraud in a financial
                                    statement audit;

                          o         detection of illegal acts;

                          o the outside auditor's responsibility under generally accepted auditing standards;

                          o         significant accounting policies;

                          o         Management judgments and accounting
                                    estimates;

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                          o         adjustments arising from the audit;

                          o the responsibility of the outside auditor for other information in documents containing audited financial statements;

                          o         disagreements with Management;

                          o         consultation by Management with other
                                    accountants;

                          o major issues discussed with Management prior to retention of the outside auditor;

                          o difficulties encountered with Management in performing the audit; and

                          o the outside auditor's judgments about the quality of the Fund's accounting principles;

                  (iii)   to meet with Management and/or the outside auditors:

                          o         to discuss the scope of the annual audit;

                          o         to discuss the audited financial statements;

                          o to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by Management or the outside auditors, relating to the Fund's financial statements;

                          o to review the form of opinion the outside auditors propose to render to the Board of Directors and stockholders;

                          o to discuss allocations of expenses between the Fund and other entities;

                          o to discuss the Fund's compliance with Subchapter M of the Internal Revenue Code of 1986, as amended;

                          o to discuss with Management and the outside auditors their respective procedures to assess the representativeness of securities prices provided by external pricing services;

                          o to discuss with outside auditors their conclusions as to the reasonableness of procedures employed to determine the fair value of securities for which readily available market quotations are not

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                                    available, Management's adherence to such
                                    procedures and the adequacy of supporting documentation;

                           o to discuss significant changes to the Fund's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or Management;

                           o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

                  (iv) to obtain from the outside auditors assurance that the audit was conducted consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

                  (v) to discuss with the Fund's legal advisors any significant legal matters that may have a material effect on the financial statements, the Fund's compliance policies, including material notices to or inquiries from governmental agencies; and

         3.       with respect to reporting, recommendations, and other matters,

                  (i) to provide advice to the Board of Directors in selecting the principal accounting officer of the Fund;

                  (ii) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement;

                  (iii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

                  (iv) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

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                          PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                          THE SWISS HELVETIA FUND, INC.
                           1270 Avenue of the Americas
                            New York, New York 10020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SWISS HELVETIA FUND, INC. PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, DATED APRIL 5, 2001, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED

The undersigned hereby appoints Paul R. Brenner and Edward J. Veilleux, and each of them, the true and lawful attorneys and proxies, each with the power of substitution, for and in the name, place and stead of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of The Swiss Helvetia Fund, Inc. held of record by the undersigned on March 30, 2001 at the Annual Meeting of Stockholders to be held at 11:30 a.m. on May 15, 2001 at The Drake Swissotel, 440 Park Avenue, Manhattan East and West Suites, New York, New York 10022 or any adjournment or adjournments or postponement thereof.

This proxy, when properly executed and returned in the enclosed envelope, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         If your shares are held by a broker, in order for your vote to be counted you MUST SIGN AND RETURN THE PROXY CARD in the enclosed envelope.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the Meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies.

         In their discretion, the persons named as proxies on this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as a director if any of the above nominees is unable to serve.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

1. Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE "FOR" THE NOMINEES

/ / For all nominees listed                    / /  WITHHOLD AUTHORITY
    below (except as marked to                     (to vote for all nominees
    the contrary below)                            listed below)

INSTRUCTION: To withhold authority for any individual nominee strike a line through the nominee's name on the list below).

Nominees for Class I Directors: Alexandre de Takacsy, Claude W.
Frey, and Eric R. Gabus

2. Confirmation of the Board of Directors' decision to continue the Investment Advisory Agreement with Hottinger Capital Corp.

   THE BOARD OF DIRECTORS UNANIMOUSLY
   RECOMMENDS A VOTE "FOR" CONFIRMATION

 / / FOR     / / AGAINST     / / ABSTAIN



Your signature should appear the same as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other similar capacity, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf and the corporate seal affixed. If the signature is by a partnership, a partner should sign the full partnership name.

Date:_________________________________________, 2001

____________________________________________________
                 Name of Corporation (if applicable)


____________________________________________________
                      Signature

____________________________________________________
                      Signature